UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 7, 2019

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No.	001-11954	No.	22-1657560
(State or Other Jurisdiction	(Commission		(IRS Employer
of Incorporation)	File Number)		Identification No.)
VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)
.

Delaware	No.	001-34482	No.	13-3925979
(State or Other Jurisdiction	(Commission		(IRS Employer
of Incorporation)	File Number)		Identification No.)

888 Seventh Avenue
New York,	New York	10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 894-7000
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
.
Emerging growth company ☐
..
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
.
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
Vornado Realty Trust	Common Shares of beneficial interest, $.04 par value per share	VNO	New York Stock Exchange
Cumulative Redeemable Preferred Shares of beneficial interest, liquidation preference $25.00 per share
Vornado Realty Trust	5.70% Series K	VNO/PK	New York Stock Exchange
Vornado Realty Trust	5.40% Series L	VNO/PL	New York Stock Exchange
Vornado Realty Trust	5.25% Series M	VNO/PM	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2019, Vornado Realty Trust (the “Company”), in its capacity as the sole general partner of Vornado Realty L.P. (“VRLP”), the operating partnership through which the Company conducts its business, approved the 49th Amendment (the “Amendment”) to VRLP’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Limited Partnership Agreement”).

The Amendment supplements the defined terms in Article 1 of the Limited Partnership Agreement and adds new Sections 11.3.G and 11.8. The new sections implement provisions designed to prevent the direct and indirect ownership of any limited partnership interest in VRLP by non-U.S. persons except in limited circumstances specifically approved by the Company.

The Amendment supplements Article 1 of the Limited Partnership Agreement by adding the following definitions: “Beneficiary”, a “Charitable Trust”, an “Existing Non-U.S. Holder”, a “Non-U.S. Person”, a “Prohibited Owner”, and a “Trustee”, all of which are used in new Sections 11.3.G and 11.8, which concern the ownership of a direct or indirect limited partnership interest by a Non-U.S. Person (that is, a “foreign person” as such term is used in Section 897(h)(4)(B) of the Internal Revenue Code). Section 11.3.G and Section 11.8 do not apply to any limited partnership interests in VRLP held or acquired by the Company.

Section 11.3.G. provides that unless exempt due to a waiver granted by the Company, no limited partnership interest in VRLP or portion thereof may be transferred in whole or in part, directly or indirectly, if such transfer would cause (i) any Non-U.S. Person who already owns any limited partnership interest, to increase its direct or indirect ownership of limited partnership interests, or (ii) any Non-U.S. Person, other than an Existing Non-U.S. Holder, to directly or indirectly own any such limited partnership interests. Section 11.3.G. also provides that any purported transfer in violation of Section 11.3.G. shall be deemed void ab initio and shall have no force or effect.

Finally, Section 11.8 provides that, if, notwithstanding the other provisions of the Limited Partnership Agreement, there is a purported transfer or any other event that would result in the occurrence of either of the circumstances described in clauses (i) and (ii) in the preceding paragraph, the amount of the limited partnership interests (for Existing Non-U.S. Holders, only the amount above the amount that they already held) purported to be owned by the purported transferee or resulting holder shall be transferred to a Charitable Trust.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 7, 2019, Vornado Realty Trust (the “Company”) held a Special Meeting of Shareholders (the “Meeting”) to consider and vote upon a proposal (the “Proposal”) to amend the Company's Declaration of Trust related to the Company's qualification as a "domestically controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended. As of June 14, 2019, the record date for shareholders entitled to vote at the Meeting, there were 190,812,582 common shares of beneficial interest, par value $0.04 per share (the “Shares”), outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 166,257,455, or approximately 87% of the Shares, were present or represented by proxy. Approval of the Proposal required the affirmative vote of at least two-thirds of the votes entitled to be cast on the Proposal. As indicated in the table below, the Proposal was approved. Set forth in the table below are the detailed voting results with respect to the Proposal and other required information.

	For	Against	Abstain
Votes Cast	166,126,498	36,183	94,774

A copy of the Amendment has been filed with this Current Report on Form 8-K as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

3.1	Articles of Amendment, dated as of August 7, 2019, of the Declaration of Trust of Vornado Realty Trust.
3.2	49th Amendment, dated as of August 7, 2019, to the Second Amendment and Restated Agreement of Limited Partnership of Vornado Realty L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Accounting Officer (duly authorized officer and principal accounting officer)

Date: August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant) By: VORNADO REALTY TRUST, Sole General Partner

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Accounting Officer of Vornado Realty Trust, sole general partner of Vornado Realty L.P. (duly authorized officer and principal accounting officer)

Date: August 8, 2019